Exhibit 10.25

Portions of this exhibit marked [*] are requested to be treated confidentially.

AMENDMENT NO. 4

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 30, 2014, by and among CEMPRA, INC., a Delaware corporation (“Parent”), and each of its subsidiaries signatory hereto (hereinafter individually referred to as a “Borrower” and collectively referred to as “Borrowers”), and HERCULES CAPITAL FUNDING TRUST 2012-1, as a lender (the “Trust”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., as a lender (“HTGC”, and together with the Trust, collectively, “Lender”) and as agent for Lender (“Agent”).

Recitals

Borrowers and Lender are parties to that certain Loan Agreement dated as of December 20, 2011, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of April 29, 2013, that certain Amendment No. 2 to Loan and Security Agreement dated as of May 31, 2013, and that certain Amendment No. 3 to Loan and Security Agreement dated as of March 27, 2014 (as amended from time to time, the “Agreement”). Borrowers have requested one or more new loans to provide additional credit to Borrowers, and Agent, on behalf of Lender, has agreed to make those loans to Borrowers, on the terms set forth in this Amendment. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

Now, Therefore, the parties agree as follows:

1. The following terms and definitions in the Agreement are amended and restated or added to Section 1.1, as follows:

“Fourth Amendment Date” means June 30, 2014.

“Fourth Term Loan A Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Fourth Term Loan A Advance Availability Milestone I” means Borrower’s receipt on or before June 30, 2015 of $[*] in milestone payments from Borrower’s Japanese Partner.

“Fourth Term Loan A Advance Availability Milestone II” means Borrower’s receipt on or before June 30, 2015 of Qualifying Phase 3 Data.

“Maximum Term Loan A Amount” means Twenty-Eight Million and No/100 Dollars ($28,000,000).

“Qualifying Phase 3 Data” means, based upon statistical data received from a third party service provider, Borrower has demonstrated in its phase 3 oral Solithromycin (CEM-101) study the non-inferiority of oral Solithromycin compared to oral Moxifloxacin [*].

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make an Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Maturity Date” means April 1, 2018.

“Third Term Loan A Advance” shall have the meaning assigned to such term in Section 2.1(a).

2. Section 2.1 is amended and restated to read as follows:

“2.1 Term Loan A.

(a) Advance. Borrowers acknowledge and agree that as of the Fourth Amendment Date, the outstanding principal balance of the (i) Existing Term Loan A Advances is $9,761,673 owed to the Trust, as Lender and (ii) the Second Term Loan A Advance is $5,238,327 owed to HTGC, as Lender. Subject to the terms and conditions of this Agreement, beginning on the Third Amendment Date, and continuing until June 30, 2014, Administrative Borrower shall request an additional Advance in the amount of $3,000,000 (the “Third Term Loan A Advance”). Subject to the terms and conditions of this Agreement, beginning on the Fourth Amendment Date, and continuing until June 30, 2015, Administrative Borrower may request additional Advances in an aggregate amount of $10,000,000 (the “Fourth Term Loan A Advance”, together with the Existing Term Loan A Advances and the Second Term Loan A Advance, and the Third Term Loan A Advance, the “Term Loan A Advances”). The

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

aggregate outstanding Term Loan A Advances may be up to the Maximum Term Loan A Amount. Borrowers shall use the proceeds of the Term Loan A Advances for general corporate purposes.

(b) Advance Request.

(i) Third Term Loan A Advance. To obtain the Third Term Loan A Advance, Administrative Borrower shall complete, sign and deliver an Advance Request to Agent on or before the Fourth Amendment Date. HTGC shall fund the Third Term Loan A Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Third Term Loan A Advance is satisfied as of the Fourth Amendment Date.

(ii) Fourth Term Loan A Advance. To obtain any Advances under the Fourth Term Loan A Advance, Administrative Borrower shall complete, sign and deliver an Advance Request (at least five (5) Business Days before the Advance Date) to Agent. HTGC shall fund each Advance under the Fourth Term Loan A Advance in the manner requested by the Advance Request provided that each of the conditions precedent to the applicable Advance under such Fourth Term Loan A Advance is satisfied as of the Fourth Amendment Date. As a condition precedent to requesting the first $5,000,000 of the Fourth Term Loan Advance, Borrower shall have achieved the Fourth Term Loan A Advance Availability Milestone I; as a condition precedent to requesting an additional draw of $5,000,000 under the Fourth Term Loan Advance, Borrower shall have achieved the Fourth Term Loan A Advance Availability Milestone II. Notwithstanding the above, from and after the date Borrower achieves Fourth Term Loan Advance Availability Milestone II, Administrative Borrower may request the entire undrawn amount Fourth Term Loan A Advance, regardless of whether Borrower has previously achieved the Fourth Term Loan A Availability Milestone I.

(c) Interest. The principal balance of the Term Loan A Advances shall bear interest thereon from the Closing Date at the Term Loan A Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan A Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. During the Interest Only Period, Borrowers will pay interest on the Term Loan A Advances on the first business day of each month, beginning the month after the Second Amendment Date. Borrowers shall repay the aggregate principal balance of the Term Loan A Advances outstanding at the end of the applicable Interest Only Period in equal monthly installments of principal and interest (mortgage style) beginning on June 1, 2015 and continuing on the first business day of each month thereafter through the Term Loan Maturity Date, with a final payment due on the Term Loan Maturity Date, provided, however, that if Borrower receives any portion of the Fourth Term Loan A Advance during the month of June, 2015, the then aggregate Term Loan A Advances outstanding on June 30, 2015 shall be re-amortized and be payable in equal monthly installments of principal and interest (mortgage style) beginning on July 1, 2015 and continuing on the first business day of each month thereafter through the Term Loan Maturity Date, with a final payment due on the Term Loan Maturity Date. The entire remaining principal balance of the Term Loan A Advances outstanding and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrowers shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Agent will initiate debit entries to Borrowers’ account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under the Term Loan A Advances.”

3. Section 2.6 is amended and restated to read as follows:

“2.6 End of Term Charges.

(i) Amount and Payment Date. On the earliest to occur of (i) December 1, 2015, (ii) the date that Borrowers prepay the outstanding Secured Obligations in full, or (iii) the acceleration of the Secured Obligations, Borrower shall pay Agent on behalf of the applicable Lender a charge of $400,000 (the “2011 Agreement Charge”). In addition, on the earliest to occur of (i) June 1, 2017, (ii) the date that Borrowers prepay the outstanding Secured Obligations in full, or (iii) the acceleration of the Secured Obligations, Borrowers shall pay Agent, on behalf of the applicable Lender, a charge equal to $495,245 (3.25% of $15,238,327) (the “Second Amendment Charge”). Furthermore, on the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrowers prepay the outstanding Secured Obligations in full, or (iii) the acceleration of the Secured Obligations, Borrowers shall pay Agent, on behalf of the applicable Lender, a charge of up to $200,000 (2% of $10,000,000) (the “Fourth Amendment Charge”), with the exact amount of such Fourth Amendment Charge determined by reference to clauses 2.6(ii)(c) and 2.6(ii)(d) below.

(ii) Deemed Earning Date. Notwithstanding the required payment date of such charges, (a) the 2011 Agreement Charge is deemed earned by Lender as of the Closing Date, (b) the Second Amendment Charge is deemed earned by Lender as of the Second Amendment Date, (c) $100,000 representing half of the Fourth Amendment Charge is deemed earned by Lender as of the Fourth Amendment Date, and, as applicable, (d) $100,000 representing the second half of the Fourth Amendment Charge is deemed earned by Lender as of the date the first Fourth Term Loan A Advance is made.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender or Agent under the Loan Documents, as in effect prior to the date hereof.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6. As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a) this Amendment duly executed by Borrowers;

(b) payment of an amount equal to the Lender Expenses incurred in connection with this Amendment; and

(c) a certified copy of resolutions of each Borrower’s board of directors or representatives, as applicable, evidencing approval of this Amendment, all Loan Documents executed in connection with this Amendment, and all transactions evidenced thereby.

[Signature Page Follows]

In Witness Whereof, the undersigned have executed this Amendment as of the first date above written.

BORROWERS:

CEMPRA, INC.

	Signature:	/s/ Prabhavathi Fernandes

	Print Name:	Prabhavathi Fernandes

	Title:	CEO

CEMPRA PHARMACEUTICALS, INC.

	Signature:	/s/ Prabhavathi Fernandes

	Print Name:	Prabhavathi Fernandes

	Title:	CEO

CEM-102 PHARMACEUTICALS, INC.

	Signature:	/s/ Prabhavathi Fernandes

	Print Name:	Prabhavathi Fernandes

	Title:	CEO

Accepted in Palo Alto, California:
LENDER:

HERCULES CAPITAL FUNDING TRUST 2012-1, as Lender

By: HERCULES TECHNOLOGY GROWTH CAPITAL, INC., as Servicer

	Signature:	/s/ Ben Bang
Ben Bang, Senior Counsel

Accepted in Palo Alto, California:
LENDER and AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC., as Lender and Agent

	Signature:	/s/ Ben Bang
Ben Bang, Senior Counsel

SCHEDULE 1.1

COMMITMENTS

LENDER	TERM LOAN A COMMITMENT
	EXISTING TERM LOAN A ADVANCES	SECOND TERM LOAN A ADVANCES	THIRD TERM LOAN A ADVANCES	FOURTH TERM LOAN A ADVANCES
HERCULES CAPITAL FUNDING TRUST 2012-1	$9,761,673
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.		$5,238,327	$3,000,000	$10,000,000
TOTAL COMMITMENTS	$9,761,673	$5,238,327	$3,000,000	$10,000,000